UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

Retail Value Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-38517	82-4182996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 755-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, Par Value $0.10 Per Share	RVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 1, 2021, certain subsidiaries (collectively, the “Sellers”) of Retail Value Inc. (the “Company”) completed their previously announced sale of all of their interests in Great Northern Plazas (North Olmsted, Ohio), Maple Grove Crossing (Maple Grove, Minnesota), Peach Street Marketplace (Erie, Pennsylvania), Seabrook Commons (Seabrook, New Hampshire) and Wrangleboro Consumer Square (Mays Landing, New Jersey) for $264.0 million in cash (the “Continental U.S. Disposition”) pursuant to the terms of the Amended and Restated Purchase Agreement, dated as of August 19, 2021 (the “Purchase Agreement”), by and among the Sellers and certain affiliates of Bridge 33 Capital, as purchasers. Net proceeds received at closing were approximately $242.4 million excluding $4.4 million of escrows established at closing which may be released to Sellers in the event certain leasing activity is completed within 180 days of closing pursuant to the Purchase Agreement. The Sellers also retained the right to pursue and collect amounts from tenants relating to pre-closing periods (including amounts relating to pre-closing periods that have been deferred and are to be repaid by tenants sometime after the closing date). The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The five assets sold in the Continental U.S. Disposition were as follows:

Property Name	City, State	Total Owned GLA (000's)
Maple Grove Crossing	Maple Grove, Minnesota	262
Seabrook Commons	Seabrook, New Hampshire	175
Wrangleboro Consumer Square	Mays Landing, New Jersey	840
Great Northern Plazas	North Olmsted, Ohio	630
Peach Street Marketplace	Erie, Pennsylvania	716
		2,623

The Company previously reported on a Current Report on Form 8-K (File No. 001-38517) dated August 27, 2021 and filed with the Securities and Exchange Commission on August 31, 2021, which is incorporated herein by reference, the disposition of its remaining assets located in Puerto Rico (the “Puerto Rico Disposition”) and related disposition of an operating segment, the repayment of its mortgage loan and the termination of its revolving credit agreement.

The unaudited pro forma condensed consolidated financial information of the Company, together with the related notes thereto, giving effect to the consummation of the Continental U.S. Disposition, the Puerto Rico Disposition, the sale of three Puerto Rico assets completed prior to the Puerto Rico Disposition (which were previously reported by the Company), the repayment of the mortgage loan using a portion of the net proceeds received in connection with the Puerto Rico Disposition and the termination of the revolving credit agreement is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following unaudited pro forma financial information is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference:

•	Unaudited pro forma condensed consolidated balance sheet at June 30, 2021
•	Unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2021
•	Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2020

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Purchase Agreement, dated as of August 19, 2021, by and among certain subsidiaries of Retail Value Inc., as Sellers, and certain affiliates of Bridge 33 Capital, as Purchasers

99.1	Unaudited Pro Forma Financial Statements of Retail Value Inc.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Retail Value Inc.

	By:	/s/ Christa A. Vesy
Name: Christa A. Vesy
Date: October 6, 2021	Title: Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer